CS FIRST BOSTON                                                                                             Exhibit 20        Page 1
                                                 Key Bank USA, N.A. Automotive Specialty Finance

                                            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                                       March 1, 1998 through March 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
(A) Original Total Portfolio                                                                                $100,011,784.74
(B) Class A Certificate Ownership Interest of the Trust                                                               90.00%
(C) Original Class A Certificate Balance                                                                     $90,010,606.27
(D) Class A Certificate Rate                                                                                           6.15%
(E) Class B Certificate Ownership Interest of the Trust                                                                6.00%
(F) Original Class B Certificate Balance                                                                      $6,000,707.08
(G) Class B Certificate Rate                                                                                           6.45%
(H) Original Class C Certificate Balance                                                                      $4,000,471.39
(I) Class C Certificate Rate                                                                                           0.00%
(J) Servicing Fee Rate                                                                                                 3.50%
(K) Original Weighted Average Coupon (WAC)                                                                            20.12%
(L) Original Weighted Average Remaining Term (WAM)                                                                    49.76months
(M) Number of Contracts                                                                                               8,571
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                                 4.00%
    (ii)  Specified SA Balance                                                                                $2,055,090.76
    (iii) Floor Amount                                                                                         2,000,235.69

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                          Total Trust
                                                                                                         -----------------------
(A) Total Portfolio Outstanding                                                                              $22,360,791.51
(B) Total Portfolio Pool Factor                                                                                   0.2235816
(C) Class A Certificate Balance                                                                              $20,124,712.36
(D) Class A Principal Factor                                                                                      0.2235816
(E) Class B Certificate Balance                                                                               $1,341,647.49
(F) Class B Principal Factor                                                                                      0.2235816
(G) Class C Certificate Balance                                                                                 $894,431.67
(H) Spread Account Balance                                                                                     4,000,471.39
(I) Payahead Account Balance                                                                                     201,506.33
(J) Cumulative Accrued Servicing Fee Balance                                                                           0.00
(K) Cumulative Net Losses for All Prior Periods                                                               10,665,330.17
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                              19.82%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                      23.97months
(N) Number of Contracts                                                                                               3,390

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                         $1,550,047.62
    (ii)  Interest Payments Received                                                                             393,362.63
    (iii) Repurchased Loan Principal                                                                                   0.00
    (iv)  Repurchased Loan Interest                                                                                    0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                        34,187.04
(C) Amount Applied From Payahead Account                                                                               0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                              19.81%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                  23.02months
(F) Remaining Number of Contracts                                                                                     3,234
(G) Delinquent Contracts
                                                                Contracts                        Amount
                                                             -------------------    ---------------------------
    (i)   30-59 Days Delinquent                                          48            1.48%        $298,496.98      1.45%
    (ii)  60-89 Days Delinquent                                           0            0.00%               0.00      0.00%
    (iii) 90 Days or More Delinquent                                      0            0.00%               0.00      0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                                   $61,949.34
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                     $259,836.30
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                          82,674.78
    (iii) Recoveries on Previously Liquidated Contracts                                                          115,212.18
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                                29


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated November 1, 1995, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                               Vice-President                                        04/10/98
----------------------------------------------------------------                          ----------------------
Signature                                        Title                                    Date

          CS FIRST BOSTON                                                                             Exhibit 20             Page 2
                                            Key Bank USA, N.A. Automotive Specialty Finance

                                       MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                                  March 1, 1998 through March 31, 1998
          I. COLLECTIONS
          (A) Principal Payments Received (C(A)i)                                                            $1,550,047.62
          (B) Interest Payments Received (C(A)ii)                                                               393,362.63
          (C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                          197,886.96
          (D) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
          (E) Interest on Repurchased Contracts (C(A)iv)                                                              0.00
                                                                                                             ------------
          (F) Total Collections (A+B+C+D+E)                                                                  $2,141,297.21

                                                                                                             -------------
          (H) Total Available Amount (F+G)                                                                   $2,141,297.21

          II. DISTRIBUTIONS

          (A) Principal Payments Received (C(A)i)                                                            $1,550,047.62
          (B) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
          (C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                         259,836.30
                                                                                                             -------------
          (D) Total Principal Reduction (A+B+C)                                                              $1,809,883.92

          (E) Class A Distributable Amount
              (i)   Class A Monthly Interest Payment (A(D)*B(C))                                               $103,139.15
              (ii)  Monthly Principal to Class A (II(D)*A(B))                                                 1,628,895.53
                                                                                                             -------------
              (iii) Total Distributable Amount (i+ii)                                                        $1,732,034.68

          (F) Class B Distributable Amount
              (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                 $7,211.36
              (ii)  Monthly Principal to Class B (II(D)*A(E))                                                   108,593.03
                                                                                                              -------------
              (iii)  Total Distributable Amount (i+ii+iii)                                                     $115,804.39

          (G) Class C Distributable Amount
              (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                     $0.00
              (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                             72,395.36
              (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                        155,843.80
                                                                                                              ------------
              (iv)  Total Distributable Amount (i+ii+iii)                                                      $228,239.16

          (H) Servicing Fee Distributable Amount (A(J)*B(A)                                                     $65,218.98

          (I) Required Distributions
              (i)   Servicing Fee                                                                               $65,218.98
              (ii)  Class A Amount (II(E)iii)                                                                 1,732,034.68
              (iii) Class B Amount (II(F)iii)                                                                   115,804.39
              (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                               0.00
              (v)   Amount Applied to Accrued Servicing Fee                                                           0.00
              (vi)  Class C Amount (VI(A))                                                                      228,239.16
              (vii) Excess Collections (VI(B))                                                                        0.00
                                                                                                             -------------
              (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                          $2,141,297.21

          (J) Amount of Draw from SA (IV(B)+IV(C))                                                                   $0.00


          III. PAYAHEAD ACCOUNT INFORMATION

          (A) Beginning Period Balance (B(J))                                                                  $201,506.33
          (B) Amounts Applied to Payahead Account (C(B))                                                         34,187.04
          (C) Amounts Withdrawn from Payahead Account (C(C))                                                          0.00
          (D) Ending Period Balance                                                                            $235,693.37

          IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                               Begin. of Period         End of Period
          (A) Balances and Principal Factors                                   ---------------------    ---------------------
              (i)    Total Pool Balance                                             $22,360,791.51          $20,550,907.59
              (ii)   Total Pool Factor                                                   0.2235816               0.2054849
              (iii)  Receivables Balance                                             22,360,791.51           20,550,907.59

              (v)    Class A Certificate Balance                                    $20,124,712.36          $18,495,816.83
              (vi)   Class A Principal Factor                                            0.2235816               0.2054849
              (vii)  Class B Certificate Balance                                     $1,341,647.49           $1,233,054.46
              (viii) Class B Principal Factor                                            0.2235816               0.2054849
              (ix)   Class C Certificate Balance                                       $894,431.67             $822,036.31

          (B) Portfolio Information
              (i)   Weighted Average Coupon (WAC)                                            19.82%                  19.81%
              (ii)  Weighted Average Remaining Maturity (WAM)                                23.97months             23.02months
              (iii) Remaining Number of Contracts                                            3,390                   3,234



CS FIRST BOSTON                                                                      Exhibit 20            Page 3


                                            Key Bank USA, N.A. Automotive Specialty Finance

                                       MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                                  March 1, 1998 through March 31, 1998

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")

(A) Beginning SA Balance (B(H))                                                                     $4,000,471.39

(B) Draw for Class A Distributable Amount and Servicing Fee                                                  0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                    0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                             228,239.16
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                 -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                       $4,228,710.55

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                      $4,000,471.39

(G) Ending Spread Account Balance (Min(E,F))                                                        $4,000,471.39

(H) Release from SSA, amount applied to Accrued Servicing Fees                                               0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                    $228,239.16
(B) Release from SSA                                                                                         0.00
                                                                                                      -----------
(C)  Total Distribution to Class C Certificateholder                                                  $228,239.16

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                        $61,949.34
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                   $259,836.30
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                       82,674.78
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                      115,212.18
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                             10,727,279.51

(D) Delinquent and Repossessed Contracts
                                                                                 Contracts          Amount
                                                                             --------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                           48          1.48%   $298,496.98        1.45%
    (ii)  60-89 Days Delinquent (C(G)ii)                                           0          0.00%          0.00        0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                     0          0.00%          0.00        0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))        29          0.90%    196,915.93        0.96%


VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                 9.99%
    (ii)  Preceding Collection Period                                                                        6.06%
    (iii) Current Collection Period                                                                          3.32%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                6.46%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                 1.44%
    (ii)  Preceding Collection Period                                                                        1.14%
    (iii) Current Collection Period                                                                          0.96%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                1.18%

(C) Loss and Delinquency Trigger Indicator                                                      Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                    $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                         $0.00



                                                                                              Exhibit 20            Page 4
                                                      AFG Receivables Trust, 1995-A
                                                    6.15% Asset Backed Certificates
                                                Statement to Class A Certificateholders
                                        (Pursuant to Section 14.10 of the Pooling and Servicing
                                                   Agreement dated as of November 1, 1995)

          Distribution Date:          April 15, 1998

          Collection Period:          March 1, 1998 through March 31, 1998

          Period (Month)                    29

          Distribution Allocable to Principal (per $1,000 of beginning principal balance)               $             80.94

          Distribution Allocable to Interest (per $1,000 of beginning principal balance)                $              5.12

          Pool Balance as of the close of business on the last day of the preceding
            collection period                                                                           $     20,550,907.59

          Total Available Amount                                                                        $      2,141,297.21

          Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)               $              3.24

          Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
            of beginning principal balance)                                                             $              2.92

          Unpaid Servicing Fee                                                                          $              0.00

          Ending Cumulative Accrued Servicing Fee Balance                                               $              0.00

          Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
            $1,000 of beginning principal balance)                                                      $              0.00

          Class A Principal Carryover Shortfall                                                         $              0.00

          Change in Class A Principal Carryover Shortfall from the preceding Distribution Date          $              0.00

          Class A Interest Carryover Shortfall                                                          $              0.00

          Change in Class A Interest Carryover Shortfall from the preceding Distribution Date           $              0.00

          Class A Certificate Factor as of the Distribution Date                                                  0.2054849

          Class A Certificate Balance as of the Distribution Date                                       $     18,495,816.83

          Class B Certificate Factor as of the Distribution Date                                                  0.2054849

          Class B Certificate Balance as of the Distribution Date                                       $      1,233,054.46

          Class C Certificate Balance as of the Distribution Date                                       $        822,036.31

          The amount otherwise distributable to the Class B Certificateholders or the Class C
            Certificateholders that is distributed to Class A Certificateholders or the Class B
            Certificateholders on the Distribution Date                                                 $              0.00

          Balance of the Spread Account on the Distribution Date                                        $      4,000,471.39

          Change in the balance of the Spread Account from the preceding Distribution
            Date                                                                                        $             (0.00)

          Balance of the Payahead Account                                                               $        235,693.37

          Change in the balance of the Payahead Account from the preceding Distribution
            Date                                                                                        $         34,187.04

          The Number of accounts past due 30-59, 60-89 and over 90 days and contracts in repossession                    77

          The Aggregate Principal Outstanding of accounts past due 30-59, 60-89 and over 90 days or
            in repossession                                                                             $        495,412.91

                                                                                              Exhibit 20      Page 5
                                                        AFG 1995-A Grantor Trust
                                                    6.45% Asset Backed Certificates
                                                Statement to Class B Certificateholders
                                        (Pursuant to Section 14.10 of the Pooling and Servicing
                                                   Agreement dated as of November 1, 1995)

          Distribution Date:          April 15, 1998

          Collection Period:          March 1, 1998 through March 31, 1998



          Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $              80.94

          Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $               5.38

          Pool Balance as of the close of business on the last day of the preceding
            collection period                                                                               $      20,550,907.59

          Total Available Amount                                                                            $       2,141,297.21

          Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $              48.61

          Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
            of beginning principal balance)                                                                 $               2.92

          Unpaid Servicing Fee                                                                              $               0.00

          Ending Cumulative Accrued Servicing Fee Balance                                                   $               0.00

          Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
            $1,000 of beginning principal balance)                                                          $               0.00

          Class B Principal Carryover Shortfall                                                             $               0.00

          Change in Class B Principal Carryover Shortfall from the preceding Distribution Date              $               0.00

          Class B Interest Carryover Shortfall                                                              $               0.00

          Change in Class B Interest Carryover Shortfall from the preceding Distribution Date               $               0.00

          Class A Certificate Factor as of the Distribution Date                                                       0.2054849

          Class A Certificate Balance as of the Distribution Date                                           $      18,495,816.83

          Class B Certificate Factor as of the Distribution Date                                                       0.2054849

          Class B Certificate Balance as of the Distribution Date                                           $       1,233,054.46

          Class C Certificate Balance as of the Distribution Date                                           $         822,036.31

          The amount otherwise distributable to the Class B Certificateholders or the Class C
            Certificateholders that is distributed to Class A Certificateholders or the Class B
            Certificateholders on the Distribution Date                                                     $               0.00

          Balance of the Spread Account on the Distribution Date                                            $       4,000,471.39

          Change in the balance of the Spread Account from the preceding Distribution
            Date                                                                                            $              (0.00)

          Balance of the Payahead Account                                                                   $         235,693.37

          Change in the balance of the Payahead Account from the preceding Distribution
            Date                                                                                            $          34,187.04

          The Number of accounts past due 30-59, 60-89 and over 90 days and contracts in repossession                         77

          The Aggregate Principal Outstanding of accounts past due 30-59, 60-89 and over 90 days or
            in repossession                                                                                 $         495,412.91